This Joint Filing Agreement confirms the agreement by and amoung the undersigned that the Schedule 13G is filed on behalf of each of the reporting person(s) identified below.



Date - February 14, 2013

Legg Mason Investment Counsel, LLC


By ______________________________________________________________________
    /s/  Michael Scanlon, Sr. Managing Attorney & Chief Compliance Officer



Legg Mason Investment Counsel & Trust Co, NA


By ______________________________________________________________________
    /s/  Michael Scanlon, Sr. Managing Attorney & Chief Compliance Officer